Exhibit 3.b

                              AMENDED and RESTATED

                                     BYLAWS

                                OF FIRST BANCORP

                          (formerly MONTGOMERY BANCORP)

                          A North Carolina Corporation

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              ARTICLE ONE : OFFICES

1.01   Principal Office.......................................................1
1.02   Registered Office and Agent............................................1
1.03   Other Offices..........................................................1

                           ARTICLE TWO : SHAREHOLDERS

2.01   Annual Meetings........................................................1
2.02   Special Meetings.......................................................1
2.03   Place of Meetings......................................................2
2.04   Notice.................................................................2
2.05   Waiver of Notice.......................................................3
2.06   Shareholders' List.....................................................3
2.07   Voting Group...........................................................4
2.08   Quorum.................................................................4
2.09   Proxies................................................................4
2.10   Voting of Shares.......................................................5
2.11   Action Without Meeting by Shareholders.................................6
2.12   Presiding Officials at Meetings........................................6
2.13   North Carolina Shareholder Protection Act..............................6
2.14   North Carolina Control Share Acquisition Act...........................6
2.15   Actions To Be Taken at an Annual Meeting of Shareholders...............6

                            ARTICLE THREE : DIRECTORS

3.01   Management.............................................................8
3.02   Number; Election; Term; Qualification..................................8
3.03   Nomination and Election of Directors...................................9
3.04   Cumulative Voting.....................................................10
3.05   Removal...............................................................11
3.06   Change in Number......................................................11
3.07   Vacancies.............................................................11
3.08   Place of Meetings.....................................................12
3.09   First Meeting.........................................................12
3.10   Regular Meetings......................................................12
3.11   Telephone and Similar Meetings........................................12
3.12   Special Meetings; Notice..............................................13
3.13   Waiver of Notice......................................................13
3.14   Quorum; Manner of Acting..............................................13
3.15   Procedure; Minutes....................................................14
3.16   Presumption of Assent.................................................14
3.17   Action Without Meeting by Directors...................................14
3.18   Compensation..........................................................15
3.19   Mandatory Retirement..................................................15

                            ARTICLE FOUR : COMMITTEES

4.01   Designation...........................................................15
4.02   Number; Qualification; Term...........................................15
4.03   Authority.............................................................16
4.04   Committee Changes.....................................................17
4.05   Compensation..........................................................17
4.06   Responsibility; Dissent from Action...................................17

                    ARTICLE FIVE : OFFICERS AND OTHER AGENTS

5.01   Number; Titles; Election; Term........................................17
5.02   Removal...............................................................18
5.03   Resignation...........................................................18
5.04   Vacancies.............................................................18
5.05   Bonds.................................................................19
5.06   Authority.............................................................19
5.07   Compensation..........................................................19
5.08   Chairman of the Board.................................................19
5.09   Chief Executive Officer...............................................19
5.10   President.............................................................20
5.11   Vice Presidents.......................................................20
5.12   Treasurer.............................................................20
5.13   Assistant Treasurers..................................................21
5.14   Secretary.............................................................21
5.15   Assistant Secretaries.................................................22

         ARTICLE SIX : CONTRACTS, LOANS, CHECKS AND DRAFTS, AND DEPOSITS

6.01   Contracts.............................................................22
6.02   Loans.................................................................22
6.03   Checks and Drafts.....................................................22
6.04   Deposits..............................................................23

                  ARTICLE SEVEN : CERTIFICATES AND SHAREHOLDERS

7.01   Certificates for Shares...............................................23
7.02   Issuance..............................................................23
7.03   Consideration for Shares..............................................24
7.04   Lost, Stolen, or Destroyed Certificates...............................24
7.05   Transfer of Shares....................................................25
7.06   Record Date...........................................................25
7.07   Holder of Record......................................................26
7.08   Shares Held by Nominees...............................................26
7.09   Legends...............................................................27

                         ARTICLE EIGHT : INDEMNIFICATION

8.01   Indemnification.......................................................28

                     ARTICLE NINE : MISCELLANEOUS PROVISIONS

9.01   Distributions.........................................................29
9.02   Reserves..............................................................29
9.03   Books and Records.....................................................30
9.04   Notice................................................................30
9.05   Fiscal Year...........................................................31
9.06   Seal..................................................................31
9.07   Securities of Other Corporations......................................31
9.08   Amendment.............................................................31
9.09   Invalid Provisions....................................................31
9.10   Headings..............................................................32
9.11   Definitions...........................................................32

                              AMENDED and RESTATED
                                     BYLAWS
                                       OF
                                 FIRST BANCORP
                          A North Carolina Corporation

                              ARTICLE ONE: OFFICES

      1.01 Principal Office. The principal office of First Bancorp (the "Corporation") shall be located at 341 North Main Street, Troy, Montgomery, County, North Carolina.

      1.02 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of North Carolina.

      1.03 Other Offices. The Corporation may also have offices at such other places, both within and without the State of North Carolina, as the board of directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE TWO: SHAREHOLDERS

      2.01 Annual Meetings. An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting and, if a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

      2.02 Special Meetings. A special meeting of the shareholders may be called at any time by the president or the chief executive officer or by the board of directors. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

      2.03 Place of Meetings. The annual meeting of shareholders may be held at any place within or without the State of North Carolina as may be designated by the board of directors. Special meetings of shareholders may be held at any place within or without the State of North Carolina as may be designated by the person or persons calling such special meeting as provided in Paragraph 2.02. If no place for a meeting is designated, it shall be held at the principal office of the Corporation.

      2.04 Notice. Written notice stating the date, time and place of each meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the meeting date by personal delivery, by telegraph, teletype, facsimile transmission or other form of electronic communication or by mail or private carrier, by or at the direction of the president, the secretary, the board of directors or the person calling the meeting, to each shareholder of record entitled to vote at such meeting, provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the Corporation, with postage thereon prepaid.

      In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

      When a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than one hundred twenty (120) days after the date of the meeting), notice of the adjourned meeting must be given as provided in this paragraph to persons who are shareholders as of the new record date.

      2.05 Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

      2.06 Shareholders' List. Before each meeting of shareholders, the secretary shall prepare an alphabetical list of shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, during regular business hours. The list shall be available at the meeting, and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

      2.07 Voting Group. All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

      2.08 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, subject to the provisions of Paragraph 2.04 of this Article Two, at any reconvening of an adjourned meeting, any business may be transacted which could have been transacted at the original meeting, if a quorum exists with respect to the matter proposed.

      2.09 Proxies. Shares may be voted either in person or by a proxy authorized by an appointment of proxy executed by the shareholder or by his duly authorized attorney-in-fact. In addition, appointments of proxy in the form of a telephonic transmission or an electronic record may be used to the extent permitted by Section 55-7-22(b) of the General Statutes of North Carolina, as such provision may be amended from time to time. An appointment of proxy shall be valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form. If no date is stated on an appointment form, such appointment form shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

      2.10 Voting of Shares. Subject to the provisions of Paragraph 3.04 of Article Three, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except in the election of directors as governed by the provisions of Paragraph 3.03 of Article Three, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws. Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity. Either the board of directors or the chairman of the meeting may appoint one or more voting inspectors, each of whom shall take an oath to execute his duties impartially and to the best of his ability. The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting power of each share, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.

      2.11 Action Without Meeting by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the actions so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

      If the Corporation is required by law to give notice to non-voting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the Corporation shall give the non-voting shareholders, if any, written notice of the proposed action at least ten (10) days before the action is taken.

      2.12 Presiding Officials at Meetings. The President shall preside at and the Secretary shall prepare minutes of each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person appointed at the meeting.

      2.13 North Carolina Shareholder Protection Act. The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Shareholder Protection Act," shall not apply to the Corporation.

      2.14 North Carolina Control Share Acquisition Act. The provisions of
Article 9A of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Control Share Acquisition Act," shall not apply to the Corporation.

      2.15 Actions To Be Taken at an Annual Meeting of Shareholders. No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Paragraph 2.04 of this Article Two, (b) otherwise brought before the meeting by or at the direction of the board of directors, or (c) otherwise brought before the meeting by a shareholder of record of the Corporation entitled to vote at the meeting, in compliance with the procedures set forth in this Paragraph 2.15. For business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder must be delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notice of actions brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting and
(b) as to the shareholder giving the notice, the name and address, as they appear on the Corporation's books, of such shareholder, (c) the classes and number of shares of the Corporation which are owned of record or beneficially by such shareholder, and (d) any material interest of such shareholder in such business other than his interest as a shareholder of the Corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Paragraph 2.15. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting and to the extent permitted by law, any such business not so properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Paragraph 2.15 and the advance notice provisions of Paragraph 3.03 regarding nomination of directors, a shareholder shall also comply with the applicable requirements of state law and of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 2.15 and in Paragraph 3.03. Nothing in this Paragraph 2.15 or in Paragraph 3.03 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                            ARTICLE THREE: DIRECTORS

      3.01 Management. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the board of directors.

      3.02 Number; Election; Term; Qualification. The number of directors which shall constitute the entire board of directors shall be not less than three (3) nor more than eighteen (18), as may be fixed by resolution duly adopted by the board of directors at or prior to the annual meeting at which such directors are to be elected; and, in the absence of such a resolution, the number of directors shall be the number elected at the preceding annual meeting. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. Directors may be elected by a plurality of the votes cast at such annual meeting. No director need be a shareholder, a resident of the State of North Carolina, or a citizen of the United States.

      3.03 Nomination and Election of Directors. Except as provided in Paragraph 3.07, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual meeting of shareholders. Nominations of persons for election to the board of directors may be made at such meeting of shareholders (a) by or at the direction of the board of directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Paragraph 3.03, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedure set forth in this Paragraph 3.03. Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholders' notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) the name and address of the shareholder making the nomination, the beneficial owner, if any, on whose behalf the nomination is made and the person or persons being nominated; (b) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information relating to such nominee as would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the person had been nominated by the board of directors and (e) such persons' written consent to being named as a nominee and to serving as a director if elected. At the request of the board directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholders' notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting that the defective nomination shall be disregarded.

      3.04 Cumulative Voting. Every shareholder entitled to vote at an election of directors is entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. This right of cumulative voting shall not be exercised unless (i) the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized; or (ii) some shareholder or proxy holder announces in open meeting, before the voting for directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than two (2) days, nor more than seven (7) days, as he shall determine or of such other period of time as is unanimously agreed upon.

      3.05 Removal. At any meeting of shareholders for which notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of any or all directors, one or more directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors. However, unless the entire board of directors is removed, an individual director shall not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If any directors are so removed, new directors may be elected at the same meeting.

      3.06 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director. In case of any increase in the number of directors, the directorships to be filled by such increase may be filled by (i) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders, or (ii) the shareholders at any annual or special meeting of the shareholders.

      3.07 Vacancies. Any vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by (i) the shareholders at any annual or special meeting of shareholders, (ii) the board of directors at any regular or special meeting, or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the sole director remaining in office, whichever shall act first.. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office.

      3.08 Place of Meetings. The board of directors may hold its meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places within or without the State of North Carolina as the board of directors may from time to time determine.

      3.09 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.

      3.10 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.

      3.11 Telephone and Similar Meetings. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      3.12 Special Meetings; Notice. A special meeting of the board of directors shall be held whenever called by the President, or the Chief Executive Officer, or the Chairman of the Board of Directors, or directors constituting a majority of the board of directors, at such time and place as are designated in the notice of such special meeting. The person or persons calling any special meeting shall cause notice of such special meeting to be given to each director at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

      3.13 Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      3.14 Quorum; Manner of Acting. Unless the articles of incorporation or these bylaws provide otherwise, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

      The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by the articles of incorporation or these bylaws, including Paragraph 4.01 of Article Four.

      3.15 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

      3.16 Presumption of Assent. A director of the Corporation who is present at any meeting of the board of directors or a committee of the board of directors created pursuant to Article Four when corporate action is taken is deemed to have assented to the action unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. Such right to dissent or abstain is not available to a director or who votes in favor of the action taken.

      3.17 Action Without Meeting by Directors. Action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Actions so taken is effective when the last director signs the consent, unless the consent specifies a different effective date.

      3.18 Compensation. Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

      3.19 Mandatory Retirement. No individual may be elected to or may serve on the board of directors at any time after such individual's 72nd birthday, except that if a director is elected to the board of directors prior to his 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders following the director's 72nd birthday, at which time the director shall retire. The foregoing provisions shall not apply to any individual during the time such individual is serving as Chief Executive Officer of the Corporation. In addition, the board of directors may make exceptions to the limitations set forth in this section for directors added to the board of directors in connection with acquisitions by the Corporation or its subsidiaries.

                            ARTICLE FOUR: COMMITTEES

      4.01 Designation. The board of directors may create executive, nominating and other committees and appoint members of the board of directors to serve on them. The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required to take action pursuant to Paragraph 3.14 of Article Three.

      4.02 Number; Qualification; Term. Each committee must have two or more members, who serve at the pleasure of the board of directors. The number of committee members may be increased or decreased from time \ to time by resolution adopted pursuant to Paragraph 4.01 of this Article Four. Each committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member or as a director.

      4.03 Authority. The executive committee, to the extent authorized by law and specified by the board of directors, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. Each other committee, to the extent authorized by law and specified by the board of directors, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation. A committee may not, however:

            (a)   authorize distributions;

            (b) approve or propose to shareholders' action required by law to be approved by shareholders;

            (c) fill vacancies on the board of directors or on any of its committees;

            (d)   amend the articles of incorporation;

            (e)   adopt, amend, or repeal bylaws;

            (f)   approve a plan of merger not requiring shareholder approval;

            (g) authorize or approve reacquisition of shares, except as according to a formula or method prescribed by the board of directors; or

            (h) authorize or approve the issuance for sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the board of directors.

      The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, quorum and voting requirements, and procedure and minutes of meetings of the board of directors shall apply to\ committees of the board of directors established under this Paragraph, subject to the exception that notice of a special meeting of any committee need be given to each committee member only twelve (12) hours before such special meeting.

      4.04 Committee Changes. A majority of the entire board directors shall have the power at any time to fill vacancies in, change the membership of, and to discharge any committee. A committee member may be removed by a majority of the entire board of directors at any time with or without cause.

      4.05 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

      4.06 Responsibility; Dissent from Action. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct prescribed by law. If action taken by a committee is not thereafter formally considered by the board of directors, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

                     ARTICLE FIVE: OFFICERS AND OTHER AGENTS

      5.01 Number; Titles; Election; Term. The Corporation shall have a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), a secretary, a treasurer and other officers as may from time to time be appointed by or under the authority of the board of directors. The board of directors shall elect a president, vice president, treasurer and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy among these officers exists. Other officers may be appointed from time to time by the board of directors or by a duly appointed officer authorized by the board of directors to appoint one or more officers or assistant officers. Each officer shall hold office for the term for which he is appointed and until his successor has been appointed. Unless otherwise provided in the resolution of the board of directors or action of an authorized officer appointing an officer or assistant officer, his term of office shall extend to and expire at the meeting of the board of directors following the next annual meeting of shareholders or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required. No officer or agent need be a shareholder, a director, a resident of the State of North Carolina or a citizen of the United States.

      5.02 Removal. Any officer may be removed by the board of directors at any time with or without cause, but such removal shall not itself affect the officer's contract rights, if any, with the Corporation. Appointment of an officer shall not of itself create contract rights.

      5.03 Resignation. An officer may resign at any time by communicating his resignation to the Corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, its board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

      5.04 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the board of directors or by a duly appointed officer authorized by the board of directors to fill vacancies among one or more officers or assistant officers.

      5.05 Bonds. The board of directors may by resolution require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the board of directors.

      5.06 Authority. Each officer shall have the authority and duties set forth in these bylaws or, to the extent consistent with the bylaws, the authority and duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the authority and duties of other officers.

      5.07 Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by or under the authority of the board of directors.

      5.08 Chairman of the Board. The Chairman of the Board, if any, subject to the direction of the board of directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the board of directors.

      5.09 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the supervision of the board of directors, shall have the general powers and duties of supervision and management of the business of the Corporation and its officers and agents, usually vested in the office of president of a corporation. The Chief Executive Officer shall have all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. The

Chief Executive Officer shall have the authority to institute or defend legal proceedings when the directors are deadlocked. The Chief Executive Officer shall see that all orders and resolutions of the board of directors are carried into effect and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe. In addition, the power and authority to appoint, remove, withdraw officers, or change titles of officers is delegated to the Chief Executive Officer, subject to approval, or disapproval, of the board of directors at their next meeting following such appointment, removal, withdrawal, or change of title. The Chief Executive Officer, when present, shall preside at all meetings of the shareholders.

      5.10 President. The President shall have such powers and duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the Chief Executive Officer. The President shall exercise the powers of the Chief Executive Officer during that officer's absence or inability to act. With the approval of the board of directors, the same individual may simultaneously occupy both the office of President and Chief Executive Officer.

      5.11 Vice Presidents. Each Vice President shall have such powers and duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the President and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the powers of the President during that officer's absence or inability to act.

      5.12 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors. The Treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. The Treasurer shall maintain appropriate accounting records as required by law and shall prepare, or cause to be prepared, annual financial statements of the Corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within one hundred twenty (120) days after the end of such fiscal year. Additionally, the Treasurer shall have the power to endorse for deposit, collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the President.

      5.13 Assistant Treasurers. Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the President. The Assistant Treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

      5.14 Secretary. The Secretary shall (a) maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation's minute books, (b) shall cause notice of such meetings to be given when requested by any person authorized to call such meetings and (c) shall maintain and authenticate the records of the Corporation. The Secretary may sign with the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The Secretary shall have charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The Secretary shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the President.

      5.15 Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the President. The Assistant Secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during that officer's absence or inability to act.

         ARTICLE SIX: CONTRACTS, LOANS, CHECKS AND DRAFTS, AND DEPOSITS

      6.01 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      6.02 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

      6.03 Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the board of directors.

      6.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as may be selected by or under the authority of the board of directors.

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

      7.01 Certificates for Shares. The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation's designated transfer agent, if any, and shall state the shareholder's name and address, the number and class of shares and the designation of the series, if any, represented thereby, and the date of issue, and such other matters as may be required by law. The certificates shall be signed by the Chief Executive Officer, President or any Vice President and also by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, or by any two officers designated by the board of directors, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar; either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.

      7.02 Issuance. Shares with or without par value may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid. Shareholders shall have no preemptive right to acquire the unissued shares of the Corporation.

      7.03 Consideration for Shares. The consideration for the issuance of shares shall consist of tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. The determination of the board of directors as to the adequacy of consideration is conclusive as to whether the shares are validly issued, fully paid, and nonassessable. When the Corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable.

      7.04 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

            (a) Claim. Makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;

            (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (c) Bond. Gives a bond in such form and sum, and with such surety or sureties, with fixed or open penalty, or other security, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made with respect to the certificate claimed to have been lost, destroyed or stolen, except where the board of directors by resolution finds that in the judgment of the directors, the circumstances justify omission of a bond; and,

            (d) Other Requirements. Satisfies any other reasonable requirements imposed by the board of directors.

      When a certificate has been lost, destroyed, or stolen, and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

      7.05 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation of proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall record the transaction upon its books.

      7.06 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any distribution or share dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for one or more voting groups. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholder's meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

      If no record date is fixed by the board of directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders. If no record date for determining shareholders entitled to a distribution or share dividend is fixed by the board of directors, it is the date the board of directors authorizes the distribution or share dividend.

      7.07 Holder of Record. Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

      7.08 Shares Held by Nominees. The Corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the Corporation, signed by the nominee, indicating the following: (i) the name, address and taxpayer identification number of the nominee, (ii) the name, address and taxpayer identification number of the beneficial owner, (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

      The purposes for which the Corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at and otherwise participating in shareholders' meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters' rights under
Article 13 of the North Carolina Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements and other communications from the Corporation; (vii) making any demand upon the Corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

      The certificate shall be effective ten (10) business days after its receipt by the Corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

      If the certificate affects less than all of the shares registered in the name of the nominee, the Corporation may require the shares affected by the certificate to be registered separately on the books of the Corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

      7.09 Legends. If the Corporation is authorized to issue different classes of shares or different series within a class, each certificate representing shares issued by the Corporation (a) shall summarize on the front or back of the certificate (i) the designations, relative rights, preferences, and limitations applicable to each class and (ii) the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series); or (b) shall state conspicuously on the front or back of the certificate that the Corporation will furnish the shareholder this information in writing and without charge.

      If the Corporation issues any shares which are not registered under the Securities Act of 1933, as amended, the transfer of any such shares shall be restricted in accordance with an appropriate legend.

      In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, each certificate representing shares so restricted shall note the existence of the restriction conspicuously on the front or back of the certificate.

                         ARTICLE EIGHT: INDEMNIFICATION

      8.01 Indemnification. Any person who at any time serves or has served as a director, officer, employee or agent of the Corporation, or in such capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

      The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the Corporation.

      Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

      8.02 Advancement of Expenses. To the fullest extent from time to time permitted by law, the Corporation agrees to pay the expenses of any director or officer, including attorneys' fees and expenses, incurred in defending action, suit or proceeding described above in advance of the final disposition of such action, suit or proceeding; provided that the director or officer notifies the Corporation that he will seek indemnification hereunder as a result of such action, suit or proceeding, and provided further that such director or officer provides to the Corporation an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation against such expense.

                     ARTICLE NINE: MISCELLANEOUS PROVISIONS

      9.01 Distributions. Subject to provisions of the statutes and the articles of incorporation, the board of directors may from time to time authorize, and the Corporation may grant, distributions and share dividends to its shareholders. Such declaration and payment shall be at the discretion of the board of directors.

      9.02 Reserves. The board of directors may create out of funds of the Corporation legally available therefor such reserve or reserves as the board of directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation. The board of directors may modify or abolish any such reserve.

      9.03 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, board of directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder.

      9.04 Notice. Whenever by law, the articles of incorporation, or these bylaws, notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail or private carrier, (c) by telephone, telegraph, teletype, or other form of electronic communication, or by facsimile transmission, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director, or committee member at his address as it appears on the books on the Corporation or, in the case of a shareholder, in the Corporation's current record of shareholders or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Any notice required or permitted to be given by mail to one other than a shareholder is effective at the earliest of (i) its receipt, (ii) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed, or (iii) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Any notice required or permitted to be given by telephone, telegraph, teletype, or other form of electronic communication, or by facsimile transmission is effective when actually communicated or received.

      9.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal be fixed by the board of year is not fixed by the board of directors and the board of directors does not defer its determination of the fiscal year, it shall be the calendar year.

      9.06 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors.

      9.07 Securities of Other Corporations. The president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

      9.08 Amendment. Except as otherwise provided in a bylaw adopted by the shareholders, the articles of incorporation, or the statute, the board of directors may amend or repeal these bylaws, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

      9.09 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

      9.10 Headings. The headings used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.

      9.11 Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

      9.12 Electronic Transactions. The Corporation may conduct any action or set of actions described herein by electronic means.

      The undersigned, the secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by the board of directors of the Corporation as of the 24th day of February, 2004.


                                                     /s/ Anna G. Hollers
                                                     ---------------------------
                                                     Anna G. Hollers, Secretary
                                                     First Bancorp